UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

QUANTUM ENERGY INC.
(Name of small business in its charter)
 _____________________________________

Nevada	333-225892	98-0428608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3825 Rockbottom
North Las Vegas, NV
89030
(Address of principal executive offices)
Registrant's telephone number: 702-323-6455
______________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒  No

Item 8.01             Other Events.

On February 23, 2022, the holders of 53.45% of the shares of Quantum Energy Inc., ( “us”, “we” or “our”) entitled to vote on matters submitted to our shareholders approved by written consent (i) an amendment to our Articles of Incorporation, as amended, to effect a reverse stock split (the “Reverse Split”), of our common stock, whereby each of one hundred fifty (150) shares of our Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically and without any action on the part of the holder thereof, be reclassified as and changed, pursuant to the Reverse Split, into one (1) share of our outstanding common stock (the “New Common Stock”), subject to the treatment of fractional share interests as described herein, and (ii) a change of our stock trading symbol. The Reverse Split and change of our stock trading symbol will become effective (the “Effective Time”) upon processing by the Financial Industry Regulatory Authority (“FINRA”). We will file a Current Information Report on Form 8-K announcing the processing date of the Reverse Split and the change of our stock trading symbol.

Our Amended and Restated Articles of Incorporation currently authorizes the issuance of Five Hundred Million (500,000,000) shares divided into four hundred ninety-five million (495,000,000) shares of common stock with a par value of $.001 each and five million (5,000,000) shares of preferred stock with a par value of $.001 each. We presently have 23,016,330 shares of common stock outstanding. From and after the Effective Time, we will have approximately 153,442 shares of New Common Stock outstanding.

From and after the Effective Time, certificates representing the Old Common Stock shall be deemed for all corporate purposes to evidence ownership of New Common Stock in the appropriately reduced whole number of shares.  No certificates or script representing fractional share interests in New Common Stock will be issued, and no cash payments will be made therefore.  In lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, the holder will receive one (1) whole share of the New Common Stock.

Reasons for the Reverse Split

We believe the Reverse Split will potentially increase the trading price of our stock price on the OTC Markets. On February 23, 2022, the closing price of our common stock was $0.34975 per share.

Impact of the Reverse Split

Upon effectiveness, the Reverse Split will automatically apply to all issued and outstanding shares of our common stock, and each shareholder will own a reduced number of shares of our common stock. Based on our capitalization as of February 23, 2022, the principal effect of the amendment to our Articles of Incorporation, as amended, to effect the Reverse Split not taking into account the treatment of fractional shares, would be that:

•         the number of shares of our authorized common stock would remain unchanged at 495,000,000 shares;

•         the number of shares of our common stock issued and outstanding would be reduced from 23,016,330 shares to approximately 153,442 shares;

•         the rights, preferences and designations of the 5 million shares of our authorized preferred stock, 1,500,000 of which are designated as Series D preferred stock of which 915,500 shares are outstanding and 1,500,000 of which are designated as Series E Preferred Stock of which no shares are outstanding, would remain unchanged; and

•          the par value of our common stock and preferred stock would remain unchanged at $0.001 per share.

Certain Risk Factors Associated with the Reverse Split or Nasdaq Delisting

A Reverse Split may negatively impact the market for our common stock.

Factors such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the total market capitalization of our common stock after the Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per share market price of our common stock following the Reverse Split will increase in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Split. A decline in the market price of our common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of our common stock could be adversely affected following such a Reverse Split.

In addition, the Reverse Split may increase the number of shareholders who own odd lots (less than 100 shares). Any shareholder who owns fewer than 15,000 shares of common stock prior to the Reverse Split will own fewer than 100 shares of common stock following the Reverse Split. Shareholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Furthermore, some shareholders may cease being shareholders of ours following the Reverse Split. Any shareholder who owns fewer than 150 shares of common stock prior to the Reverse Split will own less than one share of common stock following the Reverse Split, and therefore such shareholder will cease being a shareholder of ours.

The Reverse Split would increase our number of authorized but unissued shares of stock, which could negatively impact a potential investor if they purchased our common stock.

Because the number of authorized shares of our common stock will not be reduced proportionately, the Reverse Split, like the two Reverse Splits previously implemented by us, will increase the Board’s ability to issue authorized and unissued shares without further shareholder action. Without taking into account the impact of the Reverse Split, we already have a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing shareholders and may cause a decline in the trading price of our common stock. With respect to authorized but unissued and unreserved shares, we could use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. We could also use the shares that are available for future issuance in dilutive equity financing transactions. We plan to seek additional financing in the last second quarter of 2022. Other than the foregoing, we have no existing plans to issue any of the authorized but unissued and unreserved shares, whether available as a result of the Reverse Split or otherwise.

We believe that we will need to raise additional capital to fund our operations, and if additional capital is not available, we will have to delay, reduce or cease operations.

We believe that we will need to raise additional capital to fund our operations. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate and could adversely affect our ability to raise additional capital. Additional financing may not be available when we need it or may not be available on terms that are favorable to us. In addition, the risk that we may not be able to continue as a going concern may make it more difficult to obtain necessary additional funding on terms favorable to us or at all. If we raise additional funding through the issuance of equity securities, our shareholders may suffer dilution and our ability to use our net operating losses to offset future income may be limited. If we raise additional funding through debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, require us to use our cash to make payments under such indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we are unable to secure additional funding, our development programs and our commercialization efforts would be delayed, reduced, or eliminated, our relationships with our suppliers and manufacturers may be harmed, and we may not be able to continue our operations.

Procedure for Effecting the Reverse Split

At or prior to the Effective Time, we will promptly file the Articles of Amendment with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation, as amended. The Reverse Split will become effective upon FINRA processing of the Reverse Split. At the Effective Time, each stock certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The text of the Articles of Amendment is set forth as an exhibit this Form 8-K.

After the Reverse Split effective date, our common stock will have a new CUSIP number, which is a number used to identify our securities. At such time, each stock certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND CERTIFICATES REPRESENTING THE OLD COMMON STOCK WILL BE AUTOMATICALLY ADJUSTED TO REFLECT THE APPROPRIATE NUMBER OF NEW COMMON SHARES AT THE EFFECTIVE TIME.

No Appraisal Rights

Under Nevada law, our shareholders do not have a right to dissent and are not entitled to appraisal rights with respect to Articles of Amendment to effect the Reverse Split, and we will not independently provide our shareholders with any such rights.

Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to our shareholders of the Reverse Split does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only. It is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each shareholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Split.

This discussion addresses the U.S. federal income tax consequences only to a shareholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those shareholders who hold their pre-Reverse Split shares as “capital assets” as defined in the Code (generally, property held for investment) and will hold the shares received in the Reverse Split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as, without limitation, shareholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-Reverse Split shares of our stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Split.

Shareholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

No gain or loss will be recognized by a shareholder upon such shareholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-Reverse Split shares exchanged therefor, and the holding period of the post-Reverse Split shares will include the holding period of the pre-Reverse Split shares.

Item 9.01.             Financial Statements and Exhibits.
(c)          Exhibits.
3.13       Amended and Restated Articles of Incorporation
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2022

Quantum Energy Inc.

By:  /s/ Harry Ewert
By: Harry Ewert
President and Chief Executive Officer